Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2021, in the Pre-Effective Amendment No. 3 to Registration Statement (Form S-11 No. 333-255557) and related Prospectus of Oaktree Real Estate Income Trust, Inc. for the registration of up to $7,500,000,000 in shares of its common stock.

/s/ Ernst & Young

Los Angeles, California
October 28, 2021